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                                                                   EXHIBIT 10.10

                      AMENDED AND RESTATED PROMISSORY NOTE

$ 2,300,000.00                                              Gainesville, Georgia
                                                                  April 10, 1998

         For value received, the undersigned, Credit Depot Corporation, a Delaware corporation whose address is 700 Wachovia Center, Gainesville, Georgia 30501, hereinafter referred to as the "Maker," promises to pay to the order of NewSouth Special Equities, L.P., Midland Financial Group, Inc., James A. Haslam, 111, William E. Haslam, D. Stephen Morrow, Charles K. Slatery, Kenneth Slutsky, NFC Corp., Kylher Investments 85-1, L.P., Kylher Investments, L. P.-1994, and NewSouth Capital Management, Inc, Profit Sharing Plan, as their interests may appear, hereinafter collectively referred to as the "Payee" in amounts based upon the agreement between the respective payees c/o NewSouth Special Equities, L.P. located at 1000 Ridgeway Loop Road, Suite 233, Memphis, Tennessee 38120-4023 or such other place as the holder hereof may designate in writing, the principal sum of Two Million Three Hundred Thousand and No/100 Dollars ($2,300,000.00) or so much thereof as may be outstanding and unpaid, whichever is less, together with interest from the date hereof at the rates set forth below.

         Principal and accrued interest thereon shall be due and payable as follows:

         Beginning on July 10, 1996, and continuing quarterly on the 10th day of each month following the beginning of the next successive quarter thereafter until the entire balance due hereunder is paid in full, Maker shall pay to Lender payments calculated according to the following formula:

         i) Interest. (A) Interest shall accrue at 10% per annum on the principal amount represented by Subject Loans that are current or delinquent for a period of 90 days or less ("Pro Rata Amount-Current) and 15% per annum on the principal amount represented by Subject Loans that are delinquent for more than 90 days ("Pro Rata Amount-Delinquent). Loans that are Delinquent for more than 90 days shall be referred to herein as "Delinquent Loans. " The determination of whether a loan is a Delinquent Loan shall be made as of each April 1, July 1, October 1, and January 1, commencing as of April 1, 1998. Interest shall be due and payable quarterly on the dates set forth above. For example, the Pro-Rata Amount-Delinquent shall be determined as of July 1 based upon the amount of Delinquent Loans existing on July 1, and will accrue interest at 15% per annum for the period from (and including) July 1 through (and including) the next September 30th. The interest will accrue at the 15% per annum rate for the entire quarter, notwithstanding the fact that one or more Delinquent Loans may cease to be delinquent for more than 90 days because one or more payments are made during the quarter from July 1 through September 30.

         ii) The Pro Rata Amount-Current means the product obtained by multiplying the outstanding principal balance under this Note as of the beginning of a particular



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                  quarter by the percentage determined by dividing (A) the
                  aggregate principal balance of all Subject Loans that are not Delinquent Loans as of such date by (B) the aggregate principal balance of all Subject Loans as of such date.

         iii) The Pro Rata Amount-Delinquent means the product obtained by multiplying the outstanding principal balance under this Note as of the beginning of a particular quarter by the percentage determined by dividing (A) the principal balance of Delinquent Loans as of such date by (B) the aggregate principal balance of all Subject Loans as of such date.

                  "Subject Loans" shall have the meaning assigned to it in the Warehouse Lending Agreement.

         iv) Principal. In addition, Maker shall make quarterly payments of principal equal to $100,000.00 each to Payee, commencing July 10, 1998, and continuing on each October 10, January 10, April 10, and July 10 thereafter.

         iii) Final Payment', Maturity. Maker shall pay the entire remaining unpaid principal balance, together with any and all outstanding interest and charges associated therewith, on April 10, 2000.

         This Note and all Obligations, as defined below, are secured by that certain CUSTODIAL AGREEMENT BY AND between Maker and Payee and the Custodian named therein, as amended, hereinafter referred to as the "AGREEMENT." "Obligations" as used herein shall include all obligations, liabilities or indebtedness of every kind or nature of Maker hereunder. All documents relating to the Obligations, including, but not limited to this Note and the Agreement and the Notes, Mortgages and other documents assigned, from time to time, to Payee thereunder, now or hereafter relating to this Note and the Obligations, are referred to hereinafter as the "Loan Documents. " The holder of this Note is entitled to all of the rights and remedies available under the Loan Documents.

         All payments made hereunder shall be applied first to costs and expenses incurred by the Payee in enforcing or attempting to enforce the Loan Documents or in protecting, insuring and otherwise preserving the collateral for the Obligations, then to the accrued interest and with the balance being applied to reduce the principal balance.

         If any payment of principal or interest provided for herein is not paid within fifteen (15) days of its due date hereunder, each such delinquent payment, including the entire principal balance and accrued interest in the event of an acceleration of this Note as provided below, shall bear interest, to the extent permitted by law at an interest rate equal to eighteen percent (18%) per annum from its due date until date of payment, which interest shall be immediately due and payable.


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         This Note is hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration or maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Payee for the use, forbearance or detention of the money advanced hereunder exceed the highest lawful rate permitted under the laws of the State of Georgia. If, from any circumstances whatsoever, fulfillment of any provision hereof or of any other agreement evidencing or securing the indebtedness, at the time performance of such provision occurs, shall involve the payment of interest in excess of that authorized by law, the obligation to be fulfilled shall be reduced to the limit so authorized by law, and if, from any circumstances, Payee shall ever receive as interest an amount which would exceed the highest lawful rate applicable to Maker, such amount which would be excessive interest shall be applied to reduce the unpaid principal balance of the indebtedness evidenced hereby and not to the payment of interest.

         Prior to demand, this Note may be prepaid in whole or in part at any time or from time to time without payment of any premium or penalty whatsoever.

         Maker: (a) waives presentment, demand, notice of demand, protest, notice of protest and notice of nonpayment, notice of dishonor, and any other notices required to be given under the law to Maker, except as specifically set forth herein, in connection with the delivery, acceptance, performance, default or enforcement of this Note, of any endorsement or guaranty of this Note or of any of the Loan Documents; (b) consents to any and all delays, extensions, renewals or other modifications of this Note or the Loan Documents or waivers of any terms hereof or of the Loan Documents or release, substitution or exchange of any security for the payment hereof or the failure to act on the part of Payee, release of any collateral on the part of Payee, or any indulgence shown by Payee, from time to time and in one or more instances (without notice to or further assent from Maker) and agrees that no such actions, failure to act or failure to exercise any right or remedy on the part of the Payee shall in any way affect or impair the Obligations or be construed as a waiver by Payee of, or otherwise affect any of Payee's rights under this Note, under any endorsement or guaranty of this Note, or under any of the Loan Documents; and (c) agrees to pay, on demand, all costs and expenses of collection of this Note or of any endorsement or guaranty hereof and the enforcement of Payee's rights with respect to, or the administration, supervision, preservation and protection of, or realization upon, any property securing payment hereof, including, without limitation, reasonable attorney's fees in the amount of not less than 15 % of the obligation.

         This Note is delivered in and shall be construed under the internal laws and judicial decisions of the State of Georgia, and the laws of the United States of America as the same might be applicable. In any litigation in connection with or to enforce this Note or any endorsement or guaranty of this Note or any of the Loan Documents, Maker irrevocably consents to and confers personal jurisdiction on the Courts of the State of Georgia, or the United States Courts located within the State of Georgia, and expressly waives any objections as to venue in any such courts, and agrees that service of process may be made on Maker by mailing a copy of the summons and complaint by registered or certified mail, return receipt requested, to its address as set forth herein.

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         The occurrence of any one or more of the following events shall, subject to the right to cure contained herein, constitute an event of default under this Note: (a) the failure to pay any liability or indebtedness of Maker to Payee under this Note or the Loan Documents on or before the due date or within fifteen (15) days after the due date; (b) insolvency of, business failure of, the appointment of a custodian, trustee, liquidator or receiver for or for any of the property of, or an assignment for the benefit of creditors by, or the filing of a petition under bankruptcy, insolvency or other debtor relief law or for any adjustment of indebtedness, composition or extension, by or against Maker; (c) Payee determining that any representation or warranty made or information furnished by Maker to the Payee relating to the Loan Documents is, or was untrue or materially misleading; or (d) any default or event of default under the Loan Documents.

         In conjunction with or in addition to the rights and remedies of Payee set forth herein, upon an event of default as set forth above, after any applicable grace period, if any, or the failure of Maker to promptly pay any principal, interest or other charges when due hereunder or under this Note or any of the Loan Documents, Payee may declare all obligations of Maker to Payee, including all principal, accrued interest and other charges, owing under this Note or any of the Loan Documents, although otherwise unmatured and contingent, to be due and payable, without notice or demand to Maker which rights are hereby expressly waived.

         Failure at any time to exercise any of the aforesaid options or any other rights of the Payee shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of the aforesaid options or rights at a later date. All rights and remedies of the Payee shall be cumulative and may be pursued singly, successively, or together, at the option of the Payee.

         Time is of the essence to the terms of this Note.

         In the event that any provision or clause of this Promissory Note conflicts with applicable law, such conflict shall not effect other provisions of this Promissory Note which can be given effect without the conflicting provision or clause. To this end, the provisions of this Promissory Note are declared to be severable.

         Upon receipt by Maker, from the holder of this Note of evidence reasonably indicative of the loss, theft, destruction or mutilation of this Note, and of indemnity or security reasonably satisfactory, and upon surrender and cancellation of this Note, if mutilated, Maker will make






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and deliver a new Note of like tenor and unpaid principal amount in lieu of this
Note.

         IN WITNESS WHEREOF, Maker has set its hand and affixed its seal to this instrument effective as of the day and year first above written.

                                    MAKER:
                                    CREDIT DEPOT CORPORATION
                                    A DELAWARE CORPORATION

                                    BY: /S/ GERALD F. SULLIVAN            (Seal)
                                        ----------------------------------
                                        GERALD F. SULLIVAN, VICE-CHAIRMAN


AFFIX CORPORATE SEAL

[SEAL]






















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